Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-196412, 333-83171, 333-136016 and 333-159548) of NIC Inc. of our report dated February 23, 2016 relating to the financial statements, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 22, 2017